Exhibit 99.1

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts) (Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
Net sales	$173,253	$260,418	$903,297	$1,035,737
Cost of sales	89,286	101,784	386,793	410,799
Gross profit	83,967	158,634	516,504	624,938

Operating expenses:
Research and development	25,656	31,506	115,524	120,864
Selling, general and administrative	33,336	45,396	161,218	175,646
Special charges	5,934	-	6,434	26,763
	64,926	76,902	283,176	323,273

Operating income	19,041	81,732	233,328	301,665
Other income, net	9,881	7,089	3,922	49,320
Income before income taxes	28,922	88,821	237,250	350,985
Income tax provision (benefit)	6,093	12,169	(11,570)	53,237

Net income	$22,829	$76,652	$248,820	$297,748

Basic net income per share	$0.13	$0.41	$1.36	$1.44
Diluted net income per share	$0.12	$0.40	$1.33	$1.40

Basic shares used in calculation	182,392	186,969	183,158	207,220
Diluted shares used in calculation	184,168	191,261	186,788	212,048